As filed with the Securities and Exchange Commission on October 14, 2020

Registration No. 333-216226

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEAF GROUP LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4731239 (I.R.S. Employer Identification No.)

1655 26th Street

Santa Monica, California, 90404

(310) 656-6253

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean Moriarty

Chief Executive Officer

Leaf Group Ltd.

1655 26th Street

Santa Monica, California 90404

(310) 656-6253

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam Wergeles Leaf Group Ltd. 1655 26th Street Santa Monica, California 90404 (310) 656-6253	Anthony J. McCusker Bradley C. Weber Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Deregistration of Securities

Leaf Group Ltd. is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333- 216226), which was declared effective on March 29, 2017 (the “Form S-3”), to terminate the secondary offerings by selling stockholders under the Form S-3. The Form S-3 already expired for purposes of any primary offering by the Company under the Form S-3.

This Post-Effective Amendment No. 1 to the Form S-3 is being filed to terminate the effectiveness of the Form S-3 as it relates to secondary offerings by selling stockholders and to remove from registration all shares of Common Stock for resale by selling stockholders registered but not sold under the Form S-3.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Santa Monica, State of California, on the dates indicated.

LEAF GROUP LTD.

Signature	Title	Date
Chief Executive Officer and
/s/ Sean Moriarty	Director	October 14, 2020
Sean Moriarty	(Principal Executive Officer)

Interim Chief Financial Officer
/s/ Brian Gephart	and Chief Accounting Officer	October 14, 2020
Brian Gephart	(Principal Financial and
Accounting Officer)

/s/ Beverly K. Carmichael	Director	October 14, 2020
Beverly K. Carmichael

/s/ Deborah A. Benton	Director	October 14, 2020
Deborah A. Benton

/s/ John Pleasants	Director	October 14, 2020
John Pleasants

/s/ Jennifer Schulz	Director	October 14, 2020
Jennifer Schulz

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